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                                                                     EXHIBIT 11

                 SMITH ENVIRONMENTAL TECHNOLOGIES CORPORATION
                (FORMERLY CANONIE ENVIRONMENTAL SERVICES CORP.)
                   COMPUTATION OF EARNINGS (LOSS) PER SHARE
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
                                                                                YEARS ENDED FEBRUARY 28,
                                                           -------------------------------------------------------------
                                                               1995                    1994                     1993
                                                           -----------             ------------             ------------
Weighted average shares of Common Stock
  outstanding                                                5,732,670                5,700,783                5,700,783
Incremental shares applicable to assumed
  exercise of stock options                                    133,112                       --                       --
                                                           -----------             ------------             ------------
Weighted average number of common and
    common equivalent shares outstanding                     5,865,782                5,700,783                5,700,783
                                                           -----------             ------------             ------------
                                                           -----------             ------------             ------------
Income (loss) applicable to common stock                   $ 2,555,000             $(9,999,000)             $(9,923,000)
                                                           -----------             ------------             ------------
                                                           -----------             ------------             ------------
Earnings (loss) per common and common stock
    equivalent share                                             $0.44                  $(1.75)                  $(1.74)
                                                           -----------             ------------             ------------
                                                           -----------             ------------             ------------



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     The computation of income (loss) per common and common equivalent share on a fully diluted basis does not materially differ from the amounts calculated on a primary basis.
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